                             BWC FINANCIAL CORP

                  Filing Type:              S-8
                  Description:              Registration Statement
                  Filing Date:              July 28, 2000
                  Period End:               N/A

                  Primary Exchange: NASDAQ - National Market System
                  Ticker:           BWCF

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               BWC Financial Corp
           (Exact name of registrant as specified in its charter)

                      CALIFORNIA
(State or other jurisdiction of incorporation or             94-2876448
                    organization)        (I.R.S. Employer Identification Number)

               1400 Civic Drive, Walnut Creek, CA 94596
                (Address of principal executive offices)

               BWC Financial Corp 2000 Stock Option Plan
                           (Full title of plans)

James L. Ryan             with copy to:             John H. Sears
BWC Financial Corp                                  Sheppard, Mullin, Richter &
1400 Civic Drive                                     Hampton LLP
Walnut Creek, CA  94596                             Four Embarcadero Center
                                                    San Francisco, CA 94111-4106
          (Name, address and telephone number of agent for service)

                     CALCULATION OF REGISTRATION FEE

                                           Proposed     Proposed
                                           Maximum      Maximum
                              Amount       Offerint     Aggregate   Amount of
Title of Securities To Be     To Be        Price Per    Offering    Registration
         Registered           Registered   Share(1)     Price(1)    Fee

Common Stock Issuable upon
exercise of Options and Related
Stock Options.                  406,178    $20.00      $8,123,560   $2,144.61
---------------------------------------

     (1)In accordance with Rule 457(h), based on the average of the bid and ask price for BWC  Financial  Corp common  stock as of July 24,  2000, a date within
5 days of the date of filing this Registration Statement.

     This  registration  statement shall hereafter become effective in accordance  with Rule 462  promulgated  under the  Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    BWC Financial  Corp (the  "Company")  hereby  incorporates  by reference in this registration statement the following documents:

(a) The  Company's  annual  report on Form 10-K for the year ended  December 31,
1999, as filed with the Securities and Exchange Commission (the "Commission") on
March 28, 2000;

(b) The Company's quarterly report on Form 10-Q for the period ended March 31,
2000, as filed with the Commission on April 27, 2000;

(c) The  Company's amended quarterly  report on Form 10-Q/A for the period ended
June 30, 2000, as filed with the Commission on August 2, 2000;

(d) The  description  of the Company's  common stock  contained in the Company's
Registration Statement filed under Section 12 of the Exchange Act.

(e) All other reports  filed  pursuant to Section 13(a) or 15(d) of the Exchange
Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

    All documents  subsequently  filed by the Company  pursuant to Sections
13(a),  13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective  amendment to this registration  statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining  unsold,  shall be  deemed to be  incorporated  by  reference  in this registration  statement  and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The class of  securities  to be  offered is  registered  under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Section 317 of the California  General  Corporations  Law (the "CGCL")
authorizes a court to award, or a  corporation's  board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any  proceeding  (with certain  exceptions)  by reason of the fact that the person is or was an agent of the  corporation,  against  expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in  connection  with the  proceeding if that person acted in good faith and in a manner  the  person  reasonably  believed  to be in the  best  interests  of the corporation.  Section 204 of the CGCL provides that this limitation on liability has no effect on a director's  liability (i) for acts or omissions  that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions  that a director  believes to be contrary to the best  interests of the corporation or its shareholders or that involve the absence of good faith on the part of the  director,  (iii)  for any  transaction  from  which a  director derived an improper  personal  benefit,  (iv) for acts or omissions  that show a
reckless   disregard  for  the  director's   duty  to  the  corporation  or  its
shareholders  in  circumstances  in which the director was aware, or should have been aware, in the ordinary course of performing a director's  duties, of a risk of a serious  injury to the  corporation  or its  shareholders,  (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its  shareholders,  (vi)
under Section 310 of the CGCL (concerning  contracts or transactions between the corporation  and a director) or (vii) under Section 316 of the CGCL  (directors'
liability for improper dividends, loans and guarantees).

     In  accordance  with Section 317,  the  Company's  Articles of
Incorporation (the "Articles"), limit the liability of a directors, officers and employees to the Company or its shareholders for monetary damages to the fullest extent  permissible under California law, and in excess of that authorized under
Section  317.  The  Articles  and the  Company's  By-Laws  further  provide  for indemnification of corporate agents to the maximum extent permitted by the CGCL.

     The Company also maintains insurance policies which insure its officers and  directors  against  certain  liabilities  in an annual  aggregate maximum amount of $3,000,000.

     The  foregoing   summaries  are  necessarily  subject  to  the complete
text of the statute,  the Articles,  the By-Laws  referred to above and are qualified in their entirety by reference thereto.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

     The Exhibits to this Registration  Statement are listed in the Exhibit
Index beginning on page E-1 of this Registration Statement,  which Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

(a)      Rule 415 Offering.

     The undersigned registrant hereby undertakes:

(1) To file,  during  any  period in which  offers or sales  are being  made,  a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the
Securities Act of 1933;

(ii)    To  reflect  in the  prospectus  any  facts or  events  arising  after  the effective date of the registration  statement (or the most recent post-effective amendment  thereof)  which,  individually  or  in  the  aggregate,  represent  a fundamental change in the information set forth in the registration statement;

(iii)   To  include  any  material  information  with  respect  to  the  plan  of distribution  not  previously  disclosed  in the  registration  statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the  registration  statement  is on Form S-3 or Form  S-8,  and the information  required  to be  included in a  post-effective  amendment  by those paragraphs is contained in periodic reports filed by the registrant  pursuant to
Section  13 or  Section  15(d) of the  Exchange  Act that  are  incorporated  by reference in the registration statement.

(2) That, for the purpose of determining  any liability under the Securities Act of  1933,  each  such  post-effective  amendment  shall  be  deemed  to be a new registration  statement  relating to the  securities  offered  therein,  and the offering of such  securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from  registration by means of a  post-effective  amendment any of the securities  being  registered  which remain unsold at the termination of the offering.

(b) Filings incorporating subsequent Exchange Act documents by reference.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability  under the  Securities  Act of 1933,  each filing of the  registrant's annual  report  pursuant to Section  13(a) or Section  15(d)
of the Exchange Act (and, where applicable,  each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Request for acceleration of effective date of filing of registration statement on Form S-8.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may  be  permitted  to  directors,  officers  and  controlling  persons of  the registrant pursuant to the foregoing  provisions,  or otherwise,  the registrant has been advised that in the opinion of the Securities  and Exchange
Commission such  indemnification  is against  public policy as expressed in the
Act and is, therefore,  unenforceable. In the event that a claim for indemnification against such liabilities  (other than the payment by the registrant of expenses incurred or paid by a director,  officer or  controlling person of the registrant in the successful  defense of any  action,  suit or proceeding)  is  asserted  by such director,  officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been  settled by  controlling precedent,  submit to a court of  appropriate jurisdiction the question whether such  indemnification  by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the  requirements  of the  Securities Act of 1933, the registrant  certifies it has reasonable grounds to believe that it meets all of the  requirements  for  filing on Form S-8 and has caused  this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized in the City of Walnut Creek, State of California, on July 25, 2000.

                                            BWC Financial Corp
                                            (Registrant)

                                     By:__________James L. Ryan_____________

                                                  James L. Ryan
                                        Chairman and Chief Executive Officer

     Pursuant to the  requirements  of the  Securities Act of 1933, this registration  statement has been signed below by the following  persons on behalf of the registrant in the capacities and on the dates indicated.

Date                    Signature                                  Title

July 25, 2000           James L. Ryan                              Chairman and
                                                        Chief Executive Officer
                        ----------------------------
                        James L. Ryan

July 25, 2000           Tom Mantor                       President and Director
                        ----------------------------
                        Tom Mantor

July 25, 2000           Leland E. Wines                  Chief Financial Officer
                                                       (Principal Financial and
                                                             Accounting Officer)
                        ----------------------------
                        Leland E. Wines

July 25, 2000           Richard G. Hill                            Director
                        ----------------------------
                        Richard G. Hill

July 25, 2000           Raymond C. Johnson III                     Director
                        ----------------------------
                        Raymond C. Johnson III

July 25, 2000           Craig Lazzareschi                          Director
                        ----------------------------
                        Craig Lazzareschi

July 25, 2000           John F. Nohr                               Director
                        ----------------------------
                        John F. Nohr

July 25, 2000           John L. Winther                            Director
                        ----------------------------
                        John L. Winther

                                POWER OF ATTORNEY

                  Know all men by these  presents  that each of the  undersigned does hereby make,  constitute and appoint James L. Ryan and Thomas J. Mantor, or either of them, as the true and lawful attorney-in-fact of the undersigned, with full power of substitution and revocation,  for and in the name, place and stead of the undersigned,  to execute and deliver the  Registration  Statement on Form
S-8,  and  any  and  all  amendments   thereto,   including  without  limitation
pre-effective and post-effective amendments thereto; such Form S-8 and each such amendment  to be in such form and to contain such terms and  provisions  as said attorney or substitute  shall deem  necessary or desirable;  giving and granting unto said attorney,  or to such person as in any case may be appointed  pursuant to the power of  substitution  herein given,  full power and authority to do and perform any and every act and thing whatsoever  requisite,  necessary or, in the opinion of said  attorney or  substitute,  able to be done in such matter as the undersigned  might or could  do if  personally  present,  hereby  ratifying  and confirming all that said attorney or such substitute  shall lawfully do or cause to be done by virtue hereof.

                  In witness whereof,  each of the undersigned has duly executed this Power of Attorney.

               James L. Ryan                                      July 25, 2000
               ---------------------------
               James L. Ryan

               Tom Mantor                                         July 25, 2000
               ---------------------------
               Tom Mantor

               Richard G. Hill                                    July 25, 2000
               ---------------------------
               Richard G. Hill

               Raymond C. Johnson III                             July 25, 2000
               ---------------------------
               Raymond C. Johnson III

               Craig Lazzareschi                                  July 25, 2000
               ---------------------------
               Craig Lazzareschi

               John F. Nohr                                       July 25, 2000
               ---------------------------
               John F. Nohr

               John L. Winther                                    July 25, 2000
               ---------------------------
               John L. Winther

                                               EXHIBITS LIST

            Sequentially
               Exhibit
            Numbered Page                       Description

                 5                Opinion of Counsel as to the legality of
                                  securities being registered

                23.1              Consent of Counsel (included in Exhibit 5)

                23.2              Consent of Independent Auditors

                25                Power of Attorney (included in signature page
                                  of this registration statement)

                99                BWC Financial Corp 2000 Stock Option Plan

                                    Exhibit 5

                     Sheppard, Mullin, Richter & Hampton LLP
                       Four Embarcadero Center, 17th Floor
                             San Francisco, CA 94111
                             Telephone: 415-434-9100
                             Facsimile: 415-434-3947

July 28, 2000

BWC Financial Corp
1400 Civic Drive
Walnut Creek, CA  94596

Ladies and Gentlemen:

         We  have  acted  as  counsel  for  BWC  Financial  Corp,  a  California corporation,  (the "Company"),  in connection with the Registration Statement on
Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange  Commission under the Securities Act of 1933, as amended,  relating to the registration of 406,178 shares of the Company's common stock to be issued under the BWC Financial Corp 2000 Stock Option Plan.

         We are of the opinion that the  securities  to be issued by the Company pursuant to the Registration  Statement have been duly authorized and, when sold pursuant to the terms described in the Registration Statement,  will be duly and validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration
Statement.

                                                     Very truly yours,

                                        Sheppard, Mullin, Richter & Hampton LLP

                                        Sheppard, Mullin, Richter & Hampton LLP

                                           Exhibit 23.2
                                    Arthur Andersen Letterhead

                             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

              As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 18, 2000 incorporated by reference in BWC Financial Corp.'s Form 10-K for the year ended December 31,
1999 and to all references to our Firm included in this registration statement.

San Francisco, California

July 31, 2000                                           ARTHUR ANDERSEN LLP